EXHIBIT 10.19

                         EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 5th day of August, 1998 by and between OMNICARE, INC., a Delaware corporation (the "Company") and PETER LATERZA ("Mr. Laterza").

                  WHEREAS, the Company desires to employ Mr. Laterza under the terms and conditions of this Agreement for the purposes of providing professional services as an attorney in connection with the Company's institutional pharmacy business and such other businesses in which the Company or its subsidiaries or affiliates may be engaged during the term of this Agreement (referred to collectively as the "Business"), and Mr. Laterza desires to be employed for that purpose;

                  THEREFORE, in consideration of these recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  EMPLOYMENT

                  1.1 Duties. The Company shall employ Mr. Laterza as Vice President and General Counsel of the Company for the term of this Agreement. Mr. Laterza shall perform and coordinate legal services for the Company and shall report directly to the President of the Company. Mr. Laterza will perform such other duties as may from time to time be assigned to him by the President of the Company.

                  1.2 Performance. Mr. Laterza shall devote his exclusive and full professional time and attention to his duties as an employee of the Company and shall perform such duties in an efficient, trustworthy and businesslike manner. In addition, Mr. Laterza shall not render to others any service of any kind for compensation or engage in any other business activity, including without limitation any involvement in any business in which Mr. Laterza has any administrative or operating responsibility.


SECTION 2.  COMPENSATION, BENEFITS AND EXPENSES

                  2.1 Base Salary. The Company shall pay to Mr. Laterza a salary ("Base Salary") of $190,000.00 payable in equal semi-monthly installments, or more frequently if the President of the Company determines that such salary shall be paid in more frequent installments. Mr. Laterza's Base Salary may be reviewed every 14-15 months, and may be adjusted at the Company's discretion taking into consideration Mr. Laterza's performance, Company performance and general economic conditions.

                  2.2 Sign-On Bonus. The Company shall pay to Mr. Laterza a sign-on bonus of $25,000.00.

                  2.3 Initial Stock Options Grant. In August, 1998, the President of the Company shall request the Incentive Committee to grant to Mr. Laterza options to purchase, at a purchase price per share equal to the market price thereof on the date of the grant, 10,500 shares of the Company's common stock, par value $1.00 per share, which will vest in accordance with the terms and conditions of the Company's plan. As a condition of his receipt of such options, Mr. Laterza shall enter into a separate agreement with the Company which reflects the foregoing as well as such restrictions, terms and conditions as are then usual and customary under the Company's existing plan governing stock options.

                  2.4 Annual Bonus. Mr. Laterza will be eligible to participate in the Company's annual bonus program, which is subject to the approval of the full Board of Directors of the Company. For 1998, the President of the Company will request the Board of Directors to approve a minimum bonus of $40,000.00 for Mr. Laterza in respect of his 1998 services.

                  2.5 Long-Term Incentive Program. Mr. Laterza will be eligible to participate in the long-term incentive program as may be maintained by the Company for its executives.

                  2.6 Executive Benefits Program. Mr. Laterza will be eligible to participate in the benefits program provided by the Company to its executives. In addition, the Company will contribute annually an amount equal to 6% of Mr. Laterza's annual cash compensation to a Rabbi Trust which will vest in five equal annual installments commencing one year following the date each such contribution is made.

                  2.7 Reimbursement of Business Expenses. The Company shall reimburse Mr. Laterza for all authorized, ordinary and necessary business expenses incurred by him in connection with the Business. Reimbursement of such expenses shall be paid monthly, upon submission by Mr. Laterza to the Company of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business purpose of any expenditures.

                  2.8 Relocation. The Company shall reimburse Mr. Laterza all reasonable and customary out-of-pocket expenses associated with relocating Mr. Laterza's family from Richmond, Virginia, to Cincinnati, Ohio, including any significant bona fide loss on the sale of the residence in Richmond, all closing costs associated with the sale of the residence in Richmond (including, but not limited to, real estate commission, survey, title insurance, attorney's fees); the packing and movement of household goods and transportation and hotel and food expenses for Mr. Laterza and his family associated with house-hunting trips to Cincinnati.

SECTION 3.  TERM OF EMPLOYMENT

                  3.1 Term. The initial term of employment of Mr. Laterza pursuant to this Agreement shall commence on August 5, 1998, and shall continue for a period of two years, until August 4, 2000. Notwithstanding the foregoing, this Agreement may be terminated at any time as described in Sections 3.2 through 3.6 hereof.

                  3.2 Termination for Cause. The Company shall have the right to terminate this Agreement by written notice for the following causes (a "Termination for Cause"):

                           (a) Conduct which is materially detrimental to the Company's reputation, goodwill or business operations;

                           (b) Gross or habitual neglect of Mr. Laterza's duties or obligations or breach of such duties, or misconduct in discharging such duties;

                           (c) Mr. Laterza's absence from his duties without the consent of the President of the Company;

                           (d) Mr. Laterza's failure or refusal to comply with the policies, standards and regulations of the Company or to follow the directions of the President of the Company in complying with those policies, standards and regulations;

                           (e)      Breach or threatened breach of the
                                    restrictive covenants set forth in Section 4 of this Agreement;

                           (f) Commission by Mr. Laterza of any act of fraud or dishonesty;

                           (g) Conviction of Mr. Laterza for, or entry of a plea of guilty or nolo contendere by Mr. Laterza with respect to, any criminal act.

                  Upon any Termination for Cause, all payments to Mr. Laterza under Section 2 of this Agreement shall cease immediately, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any compensation already earned or vested as of that date.

                  3.3 Termination by the Company Due to Disability or Death. Mr. Laterza acknowledges that his duties pursuant to this Agreement, including without limitation Section 1.1, constitute the essential functions of his job. If Mr. Laterza is unable to perform his duties under this Agreement by reason of illness or other physical or mental disability, the Company may notify him that an event of disability ("Event of Disability") exists, whereupon, provided he remains disabled, Mr. Laterza shall continue to receive the compensation described in Section 2 hereof for a period of three months after the date of the Event of Disability. Such payments shall be reduced by any disability payment to which Mr. Laterza may be entitled in lieu of such compensation, but not by any disability payment for which Mr. Laterza has privately contracted without the Company's involvement. At the expiration of the three month period, payment of such compensation pursuant to Section 2 shall cease and this Agreement may be terminated by the Company, at its sole discretion. The term "disability" as used herein shall mean a condition which prohibits Mr. Laterza from performing his duties under this Agreement with reasonable accommodation which he may request. If Mr. Laterza should die before the termination of this Agreement, his compensation under Section 2 hereof shall terminate upon the date of his death, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any compensation already earned or vested as of that date.

                  3.4 Termination for Reasons Other Than With Cause. The Company shall have the right to terminate this Agreement without cause upon ten (10) days written notice to Mr. Laterza. If the Company terminates this Agreement without cause, Mr. Laterza shall receive his Base Salary as that term is defined in Section 2.1 of this Agreement until the date of the expiration of this Agreement, but in no event less than a period of one year, and any restricted stock, stock options and the Rabbi Trust contributions Mr. Laterza has received pursuant to Section 2.6 shall vest immediately upon termination. In the event of termination without cause, Mr. Laterza acknowledges that the Company shall have no obligations or liability to him whatsoever other than the obligations set forth in this paragraph.

                  3.5 Voluntary Termination by Mr. Laterza. In the event Mr. Laterza voluntarily terminates his employment for any reason, all payments to Mr. Laterza under Section 2 shall cease, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any compensation already earned or vested as of that date.

                  3.6 Termination Due To A Change in Control. The Company shall have the right to terminate this Agreement in the event of a change in control in the Company. If the Company terminates this Agreement, following a change in control, Mr. Laterza will receive his Base Salary and cash bonus compensation for the unexpired term of this Agreement, plus an additional two years of Base Salary and cash bonus compensation. For purposes of this Section 3.6, annual cash bonus compensation after termination shall be equal to the last annual cash bonus paid to Mr. Laterza prior to termination. In addition, the restricted stock, stock options and Rabbi Trust contributions will vest immediately upon termination. Notwithstanding the foregoing, payments to Mr. Laterza under this Section, in the aggregate, shall be limited to an amount that does not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, and any successor provisions thereof, and the regulations thereunder.

SECTION 4.  COVENANTS OF NONDISCLOSURE, NONSOLICITATION AND NONCOMPETITION

                  4.1 Nondisclosure. Mr. Laterza shall not at any time during or after termination of his employment with the Company, directly or indirectly, use any proprietary, "confidential information" of the Company, for any purpose not associated with Company activities, or disseminate or disclose any such information to any person or entity not affiliated with the Company. Such proprietary, "confidential information" includes, without limitation, customer lists, computer technology, programs and data, whether online or off-loaded on disk format, sales, marketing and prospecting methodologies, plans and materials, and any other such plans, programs, methodologies and materials used in managing, marketing or furthering the Business. Upon termination of Mr. Laterza's employment with the Company, Mr. Laterza will return all documents, records, notebooks, manuals, plans and materials, computer disks and similar repositories of or containing Company proprietary, "confidential information," including all copies thereof, then in his possession or control, whether prepared by him or otherwise. Mr. Laterza will undertake all reasonably necessary and appropriate steps to ensure that the confidentiality of Company proprietary, "confidential information" shall be maintained.

                  4.2 Nonsolicitation. While Mr. Laterza is employed by the Company, and for a period of two (2) years following his termination whether such termination was voluntary or involuntary, with or without cause, and within the States in which the Company operates the Business, Mr. Laterza agrees to the following:

                           (a) Not to directly or indirectly contact, solicit,
                  serve, cater or provide services to any customer, client, organization or person who, or which, has had a business relationship with the Company during the twelve (12) month period preceding Mr. Laterza's termination;

                           (b) Not to directly or indirectly influence or
                  attempt to influence any customer, client, organization or person who, or which, has had a business relationship with the Company during the twelve (12) month period preceding Mr. Laterza's termination to direct or transfer away any business or patronage from the Company;

                           (c) Not to directly or indirectly solicit or attempt
                  to solicit any employee, officer or director to leave the Company, or to contact any customer or client in order to influence or attempt to influence the directing or transferring of any business or patronage away from the Company;

                           (d) Not to directly or indirectly interfere with or
                  disrupt any relationship, contractual or otherwise, between the Company and its respective customers, clients, employees, independent contractors, agents, suppliers, distributors or other similar parties; and

                           (e) To advise any and all employers or potential
                  employers of Mr. Laterza's obligations hereunder.

                  4.3 Noncompetition. Mr. Laterza agrees that, during his employment with the Company, and for two (2) years immediately after such employment ceases, he will neither directly or indirectly engage or hold an interest in any business competing with the Business as then conducted by the Company or its respective successors, nor directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of a publicly held corporation), joint venturer, officer, director, partner, employee or consultant, or otherwise engage or invest or participate in, any business which shall compete with the Business as then conducted by the Company, or its respective successors, in the United States and such other defined geographic areas in which the Company operates the Business.

                  4.4 Applicability. The provisions of Sections 4.1, 4.2 and 4.3 immediately preceding shall remain in effect in accordance with their respective terms notwithstanding any termination of Mr. Laterza's employment with the Company or its successors, regardless of the cause or circumstances thereof and whether such termination was voluntary or involuntary. Further, Mr. Laterza's covenants of nondisclosure, noncompetition and nonsolicitation along with the Company's remedies for the breach or threatened breach of those covenants shall remain in effect in accordance with their respective terms following any termination of this Agreement.

                  4.5 Remedies. In view of the services which Mr. Laterza will perform hereunder, which are special, unique, extraordinary and intellectual in character, which place him in a position of confidence and trust with the customers and employees of the Company and which provide him with access to confidential financial information, trade secrets, "know-how" and other confidential and proprietary information of the Company, in view of the geographic scope and nature of the business in which the Company is engaged, and recognizing the value of this Agreement to him, Mr. Laterza expressly acknowledges that the restrictive covenants set forth in this Agreement, including, without limitation, the duration, the business scope and the geographic scope of such covenants, are necessary in order to protect and maintain the proprietary interest and other legitimate business interests of the Company, and that the enforcement of such restrictive covenants will not prevent him from earning a livelihood. Mr. Laterza further acknowledges that the remedy at law for any breach or threatened breach of this Agreement will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive or any other appropriate form of equitable relief. In the event Mr. Laterza breaches or threatens to breach these restrictive covenants, he shall not receive any further payments from the Company pursuant to this Agreement.

SECTION 5.  INDEMNIFICATION

                  5.1 Except to the extent prohibited by law, the Company shall save and hold harmless the Mr. Laterza from and against any claim of liability or loss (including reasonable attorney's fees) arising as a result of Mr. Laterza's good faith activities in the course of his employment hereunder.

SECTION 6.  MISCELLANEOUS PROVISIONS

                  6.1 Assignment and Successors. The rights and obligations of the Company under this Agreement may be freely assigned and shall inure to the benefit of and be binding upon the successors and assigns of the Company. Mr. Laterza's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

                  6.2 Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall only be deemed to be duly given if made in writing and sent by first class mail, overnight courier, or telecopy to the following addresses:

                                        Cheryl D. Hodges, Senior Vice President
                                          and Secretary

                                        Omnicare, Inc.
                                        2800 Chemed Center
                                        255 E. Fifth Street
                                        Cincinnati, Ohio 45202

                                                 and

                                        Peter Laterza
                                        908 Caitlin Drive
                                        Union, KY 41091

                  6.3 Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                  6.4 Complete Agreement. This Agreement contains the entire agreement between the parties and supersedes previous verbal and written discussions, negotiations, agreements or understandings between the parties.

                  6.5 Amendment and Waiver. This Agreement may be modified, amended or waived only by a written instrument signed by all the parties hereto. No waiver or breach of any provision hereof shall be a waiver of any future breach, whether similar or dissimilar in nature.

                  6.6 Injunctive Relief. The parties hereto agree that money damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Agreement and thus, in any such event, the Company may, either with or without pursuing any potential damage remedies, immediately obtain and enforce any injunction prohibiting Mr. Laterza from violating this Agreement.

                  6.7 Applicable Law. This Agreement has been made and its validity, performance and effect shall be determined in accordance with the laws of the State of Ohio.

                  6.8 Consent to Jurisdiction. The parties hereby (a) agree that any suit, proceeding or action at law or in equity (hereinafter referred to as an "Action") arising out of or relating to this Agreement must be instituted in state or federal court located within Hamilton County, Ohio, (b) waive any objection which he or it may have now or hereafter to the laying of the venue of any such Action, (c) irrevocably submit to the jurisdiction of any such court in any such Action, and (d) hereby waive any claim or defense of inconvenient forum. The parties irrevocably agree that service of any and all process which may be served in any such Action may be served upon him or it by registered mail to the address referred to in Section 6.2 hereof or to such other address as the parties shall designate in writing by notice duly given in accordance with Section 6.2 hereof and that such service shall be deemed effective service of process upon the parties in any such Action. The parties irrevocably agree that any such service of process shall have the same force and validity as if service were made upon him or it according to the law governing such service in the State of Ohio, and waives all claims of error by reason of any such service.

                  6.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  6.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any ways the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

                  6.11 Non-Waiver of Rights and Breaches. No failure or delay of any party herein in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     OMNICARE, INC.



                                                     By: /s/ Joel F. Gemunder
                                                         -----------------------

                                                     Its:     President
                                                          ----------------------


                                                     /s/  Peter Laterza
                                                     ---------------------------
                                                     Peter Laterza